Exhibit 99.1

FOR IMMEDIATE RELEASE

TECO ENERGY REPORTS THIRD-QUARTER RESULTS

Company maintains 2013 earnings-per-share guidance range

TAMPA, Fla. (Oct. 31, 2013) — TECO Energy, Inc. (NYSE:TE) today reported third-quarter 2013 net income of $62.8 million, or $0.29 per share, compared with $44.0 million, or $0.20 per share, in the third quarter of 2012. Net income from continuing operations was $62.9 million, or $0.29 per share, in the 2013 third quarter, compared with $90.2 million, or $0.42 per share, for the same period in 2012. The 2013 third-quarter cost of $0.1 million reported in discontinued operations was related to the 2012 sale of TECO Guatemala.

Third quarter non-GAAP results from continuing operations, which exclude $2.1 million of costs associated with the pending acquisition of New Mexico Gas Co. (NMGC), were $65.0 million.

Year-to-date 2013 net income was $155.7 million, or $0.72 per share, compared with $167.6 million, or $0.78 per share, in the same period in 2012. Net income from continuing operations was $155.7 million, or $0.72 per share, in the 2013 year-to-date period, compared with $200.4 million, or $0.93 per share, for the same period in 2012.

Year-to-date 2013 non-GAAP results from continuing operations, which exclude costs associated with the pending acquisition of NMGC, were $159.6 million.

TECO Energy President and Chief Executive Officer John Ramil said, “This quarter the Florida Public Service Commission approved our settlement agreement among all of the parties to Tampa Electric’s base rate request. This agreement provides strong visibility to our utility earnings over the next four years, including 2017 when the Polk conversion project is expected to be complete, and the opportunity for our utilities to earn their allowed returns over the period. At the same time, the state and local economies continue to strengthen with unemployment decreasing and the housing market continuing to improve, which will support our expected earnings growth.”

Ramil went on to say, “We are making good progress with the required approvals for our acquisition of New Mexico Gas Co. and we expect to close that transaction either late in the first quarter or early in the second quarter of next year.”

Non-GAAP Results

Non-GAAP results in the third quarter and year-to-date periods of 2013 exclude costs associated with the pending acquisition of NMGC. There were no non-GAAP adjustments to net income in the third quarter or year-to-date periods of 2012, or the 12 months ended Sept. 30, 2012.

The table below compares the TECO Energy GAAP net income with the non-GAAP measures used in this release. Non-GAAP results exclude charges and gains contained in the Results Reconciliation table later in this release. See the Non-GAAP

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Presentation section and Results Reconciliation table later in this release for a reconciliation to GAAP results and a discussion regarding this presentation of non-GAAP results and management’s use of this information.

All amounts included in the non-GAAP discussion below are after tax, unless otherwise noted.

	Results Comparisons
	3 months ended Sept. 30		9 months ended Sept. 30		12 months ended Sept. 30
(millions)	2013	2012	2013	2012	2013	2012
Net income attributable to TECO Energy	$62.8	$44.0	$155.7	$167.6	$200.8	$220.8
Discontinued operations	(0.1)	(46.2)	—	(32.8)	(0.5)	(26.9)

Net income from continuing operations	62.9	90.2	155.7	200.4	201.3	247.7
Costs associated with the acquisition of NMGC	2.1	—	3.9	—	3.9	—

Non-GAAP Results from continuing operations	$65.0	$90.2	$159.6	$200.4	$205.2	$247.7

Segment Reporting

The table below includes TECO Energy segment information on a GAAP basis, which includes all charges and gains for the periods shown.

Segment Information

	3 months ended Sept. 30		9 months ended Sept. 30		12 months ended Sept. 30
(millions)	2013	2012	2013	2012	2013	2012
Net Income Summary
Tampa Electric	$68.7	$73.5	$151.1	$156.9	$187.3	$194.7
Peoples Gas System	5.4	7.0	27.1	27.0	34.2	34.2
TECO Coal	(1.4)	17.4	2.3	39.4	13.1	52.7
Parent & other	(9.8)	(7.7)	(24.8)	(22.9)	(33.3)	(33.9)

Net income from continuing operations	62.9	90.2	155.7	200.4	201.3	247.7
Discontinued operations	(0.1)	(46.2)	—	(32.8)	(0.5)	(26.9)

Total net income attributable to TECO Energy	$62.8	$44.0	$155.7	$167.6	$200.8	$220.8

All amounts included in the operating company discussions below are after tax, unless otherwise noted.

Tampa Electric

Tampa Electric’s net income for the third quarter of 2013 was $68.7 million, compared with $73.5 million for the same period in 2012. Results for the quarter reflected a 1.6% higher average number of customers, lower energy sales primarily due to lower sales to commercial and phosphate customers, and almost $1.0 million lower earnings on assets recovered through the Environmental Cost Recovery Clause (ECRC) due to a Florida Public Service Commission (FPSC) rule revising the return on investment calculation effective Jan. 1, 2013. Higher depreciation and operations and maintenance

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expenses were partially offset by lower interest expense. Third-quarter net income in 2013 included $1.8 million of Allowance for Funds Used During Construction (AFUDC) equity, which represents allowed equity cost capitalized to construction costs, compared with $0.7 million in the 2012 quarter.

Total degree days in Tampa Electric’s service area in the third quarter of 2013 were 1% below normal, and unchanged from last year. In the third quarter, rainfall, which typically reduces energy sales, was almost 40% above normal in the Tampa area and 28% above the 2012 period. Total net energy for load, which is a calendar measurement of retail energy sales rather than a billing-cycle measurement, decreased 1.0% in the third quarter of 2013 compared with the same period in 2012. Pretax base revenues were $1.7 million lower than in the 2012 period. The quarterly energy sales shown on the statistical summary that accompanies this earnings release reflect the energy sales based on the timing of billing cycles, which can vary period to period. Sales to residential customers increased 1.2%, primarily reflecting customer growth. Sales to commercial customers decreased in the third quarter of 2013 as a result of the reclassification of some commercial customers to the industrial category, and lower usage primarily due to improvements in lighting efficiency. Sales to lower-margin industrial-phosphate customers decreased as self-generation by those customers increased. Sales to other utilities decreased significantly due to the expiration of two wholesale contracts at the end of 2012.

Operations and maintenance expense, excluding all FPSC-approved cost-recovery clauses, increased $3.1 million in the 2013 quarter, reflecting primarily higher costs to operate and maintain the transmission and distribution systems, and higher employee pension and benefit costs. Depreciation and amortization expense increased $1.2 million in 2013 due to additions to facilities to serve customers. Interest expense decreased $2.4 million due to lower long-term debt interest rates and balances.

Year-to-date net income was $151.1 million, compared with $156.9 million in the 2012 period, driven primarily by lower energy sales due to generally milder weather early in the year, $2.6 million lower earnings on assets recovered through the ECRC, and higher depreciation and operations and maintenance expenses partially offset by lower interest expense, and 1.5% higher average number of customers.

Year-to-date total degree days in Tampa Electric’s service area were 1% below normal, and 4% below the prior year-to-date period, reflecting generally milder weather early in the year. Pretax base revenue was more than $7 million lower than in 2012, primarily reflecting lower sales to weather-sensitive residential and commercial customers.

In the 2013 year-to-date period, total net energy for load was 1.6% lower than in the same period in 2012. In addition to the third quarter factors discussed above, milder winter and spring weather reduced sales to higher-margin and weather-sensitive residential and commercial customers while industrial-other sales were higher, reflecting improvements in the Florida economy.

Operations and maintenance expenses, excluding all FPSC-approved cost-recovery clauses, increased $8.1 million in the 2013 year-to-date period, reflecting the same factors as in the third quarter. Compared to the 2012 year-to-date period, depreciation and amortization expense increased $2.9 million, primarily reflecting additions to facilities to serve customers. Interest expense decreased $10.3 million, due to lower long-term debt interest rates and balances and a lower interest rate on customer deposits.

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Peoples Gas

Peoples Gas System reported net income of $5.4 million for the third quarter, compared with $7.0 million in 2012. Third-quarter results in 2013 reflected $2.4 million higher non-fuel operations and maintenance expense that was partially offset by lower interest expense. Average customer growth was 1.3% in the quarter, and therm sales increased to all retail customer classes. Therms sold to commercial and industrial customers increased due to improving economic conditions. Sales to power generation customers and off-system sales decreased due to the expiration of two contracts with power generators, new participants in the market, and higher natural gas prices in 2013 compared to 2012.

Peoples Gas reported net income of $27.1 million for the year-to-date period, compared with $27.0 million in the same period in 2012. Non-fuel operations and maintenance expense increased $3.7 million compared to the 2012 period. Interest expense decreased $1.5 million, due to lower long-term debt interest rates and a lower interest rate on customer deposits. Results also reflect a 1.3% higher average number of customers, and higher therm sales to all retail customer classes due to more normal winter weather and improving economic conditions. Sales to power generation customers and off-system sales decreased due to the same reasons as in the third quarter.

TECO Coal

TECO Coal reported a third-quarter loss of $1.4 million on sales of 1.5 million tons, compared with net income of $17.4 million on sales of 1.9 million tons in the same period in 2012. In 2013, third-quarter results reflect an average net per-ton selling price, excluding transportation allowances, of $82 per ton, compared to $96 per ton in 2012. In the third quarter of 2013, the all-in total per-ton cost of sales was $84 per ton, within the full-year guidance range and lower than in prior quarters. The cost of sales in September was below the full-year 2013 cost guidance range. Due to the effects of tax-percentage depletion, TECO Coal recorded a $1.2 million income tax benefit in the third quarter of 2013, compared with a 26% effective income tax rate, or a $6.0 million tax expense, in the 2012 period.

TECO Coal recorded year-to-date 2013 net income of $2.3 million on sales of 4.2 million tons, compared with $39.4 million on sales of 4.9 million tons in the 2012 period. The 2013 year-to-date average net per-ton selling price was $85 per ton, compared with $96 per ton in 2012. The all-in total per-ton cost of sales was $85 per ton, which was essentially unchanged from 2012. The cost of sales in the first quarter of 2013 included some higher-cost tons from December inventory that included costs associated with personnel reductions and with idling certain mining operations. Due to the effects of tax-percentage depletion, TECO Coal recorded a $2.2 million income tax benefit in 2013, compared with a 25% effective income tax rate, or a $13.2 million tax expense, in the 2012 period.

Parent & other

The cost for Parent & other in the third quarter of 2013 was $9.9 million, compared with a cost of $11.3 million in the same period in 2012. The non-GAAP cost from continuing operations for Parent & other in 2013 was $7.7 million, which excluded $2.1 million of costs associated with the pending acquisition of NMGC, compared with a cost of $7.7 million in 2012.

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The 2013 year-to-date cost for Parent & other was $24.8 million, compared with $27.1 million for the 2012 period. The non-GAAP cost from continuing operations for Parent & other in 2013 was $20.9 million, which excluded $3.9 million of costs associated with the pending acquisition of NMGC, compared with $22.9 million in the 2012 period. Results from continuing operations in 2012 excluded costs associated with the sale of TECO Guatemala.

The $0.1 million loss from discontinued operations for the quarter represents costs and benefits recorded at Parent & other related to the 2012 sale of TECO Guatemala.

2013 Guidance

TECO Energy is maintaining its earnings-per-share guidance for 2013 in a range between $0.90 and $1.00, excluding charges and gains. TECO Energy expects earnings in 2013 to be driven by the factors discussed below.

Tampa Electric expects to record higher revenues in November and December as a result of its September rate case settlement agreement. It expects continued customer growth consistent with year-to-date trends and total retail energy sales growth lower than customer growth due to lower average customer usage. Operations and maintenance expenses are expected to be higher than in 2012 due to increased expenses to operate the system and reliably serve customers, higher employee-related expenses including the accrual of performance-based compensation for all employees based on expected financial results, and higher pension expense driven by lower discount rate assumptions in the current interest-rate environment.

Peoples Gas expects to continue to earn above the middle of its allowed ROE range of 9.75% to 11.75% from moderate customer growth, which is in line with the trends experienced in the year-to-date period. It also expects to benefit from continued interest from customers utilizing petroleum and other fuel sources to convert to natural gas due to the attractive economics.

TECO Coal has 95% of its expected sales of between 5.2 million and 5.7 million tons contracted for 2013. The unsold tons are primarily High-Vol-A coal, which are forecast to be sold in the fourth quarter, but at lower prices than previously expected. On an operating basis, TECO Coal expects full-year results to be significantly lower than previously expected. Operating results are expected to be break-even in the fourth quarter, but financial results are expected to reflect additional tax benefits in the fourth quarter.

Non-GAAP Presentation

Management believes it is helpful to present a non-GAAP measure of performance that reflects the ongoing operations of TECO Energy’s businesses and that allows investors to better understand and evaluate the business as it is expected to operate in future periods.

Management and the board of directors use non-GAAP measures as a yardstick for measuring the company’s performance, for making decisions that are dependent upon the profitability of the company’s various operating units, and for determining levels of incentive compensation.

The non-GAAP measures of financial performance used by the company are not

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measures of performance under accounting principles generally accepted in the United States and should not be considered an alternative to net income or other GAAP figures as an indicator of the company’s financial performance or liquidity. TECO Energy’s non-GAAP presentation of net income may not be comparable to similarly titled measures used by other companies.

The Results Reconciliation table below presents non-GAAP financial results after eliminating the effects of identified charges and gains. This provides investors additional information to assess the company’s results and future earnings potential.

Results Reconciliation

	3 months ended Sept. 30		9 months ended Sept. 30		12 months ended Sept. 30
(millions)	2013	2012	2013	2012	2013	2012
GAAP net income attributable to TECO Energy	$62.8	$44.0	$155.7	$167.6	$200.8	$220.8
Discontinued operations	(0.1)	(46.2)	—	(32.8)	(0.5)	(26.6)

Net income from continuing operations	62.9	90.2	155.7	200.4	201.3	247.7
Add costs associated with the acquisition of NMGC	2.1	—	3.9	—	3.9	—

Non-GAAP results	$65.0	$90.2	$159.6	$200.4	$205.2	$247.7

(1)	A non-GAAP financial measure is a numerical measure that includes or excludes amounts, or is subject to adjustments that have the effect of including or excluding amounts, from the most directly comparable GAAP measure.

Webcast

As previously announced, TECO Energy will host a webcast with the investment community to discuss its quarterly results and 2013 outlook at 9:00 am Eastern time, Thursday, Oct. 31, 2013. The webcast will be accessible through a link on TECO Energy’s website: www.tecoenergy.com. The webcast and accompanying slides will be available for replay for 30 days through the website, beginning approximately two hours after the conclusion of the live event.

TECO Energy, Inc. (NYSE: TE) is an energy-related holding company. Its principal subsidiary, Tampa Electric Company, is a regulated utility in Florida with both electric and gas divisions (Tampa Electric and Peoples Gas System). Its other major subsidiary, TECO Coal, owns and operates coal production facilities in Kentucky and Virginia.

Note: This press release contains forward-looking statements, which are subject to the inherent uncertainties in predicting future results and conditions. Actual results may differ materially from those forecasted. The forecasted results are based on the company’s current expectations and assumptions, and the company does not undertake to update that information or any other information contained in this press release, except as may be required by law. Factors that could impact actual results include: regulatory actions by federal, state or local authorities, including the required approval by the New

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Mexico Public Regulation Commission for the acquisition of NMGC.; the risk that the transaction to acquire NMGC may not be consummated; unexpected capital needs or unanticipated reductions in cash flow that affect liquidity; the ability to access the capital and credit markets when required, including the permanent financing for the acquisition of NMGC; general economic conditions affecting energy sales at the utility companies; economic conditions, both national and international, affecting the Florida economy and demand for TECO Coal’s production; costs for alternate fuels used for power generation affecting demand for TECO Coal’s thermal coal production; operating costs and environmental or safety regulations affecting production levels and margins at TECO Coal; continuation of weak market conditions affecting the value of TECO Coal’s facilities and coal reserves; weather variations and customer energy usage patterns affecting sales and operating costs at the utilities and the effect of weather conditions on energy consumption; and the effect of extreme weather conditions or hurricanes; general operating conditions; input commodity prices affecting cost at all of the operating companies; natural gas demand at the utilities; and the ability of TECO Energy’s subsidiaries to operate equipment without undue accidents, breakdowns or failures. Additional information is contained under “Risk Factors” in TECO Energy, Inc.’s Annual Report on Form 10-K for the period ended Dec. 31, 2012, and as updated in subsequent filings with the Securities and Exchange Commission.

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Summary Information (as of September 30, 2013)

	Three Months Ended		Nine Months Ended		Twelve Months Ended
(millions except per share amounts)	2013	2012	2013	2012	2013	2012
Revenues	$765.9	$858.6	$2,162.9	$2,308.2	$2,851.3	$3,028.2

Net income from continuing operations	$62.9	$90.2	$155.7	$200.4	$201.3	$247.7
Net income from discontinued operations attributable to TECO Energy	(0.1)	(46.2)	—	(32.8)	(0.5)	(26.9)

Net income attributable to TECO Energy	$62.8	$44.0	$155.7	$167.6	$200.8	220.8

Earnings per share from continuing operations – basic	$0.29	$0.42	$0.72	$0.93	$0.93	$1.15
Earnings per share from discontinued operations attributable to TECO Energy – basic	—	(0.22)	—	(0.15)	—	(0.12)

Total earnings per share attributable to TECO Energy – basic	$0.29	$0.20	$0.72	$0.78	$0.93	$1.03

Total earnings per share – diluted	$0.29	$0.20	$0.72	$0.78	$0.93	$1.03
Average common shares outstanding – basic	215.2	214.5	214.9	214.2	214.8	214.1
Average common shares outstanding – diluted	215.6	215.4	215.4	215.3	215.3	215.3

Contact:	News Media: Cherie Jacobs — (813) 228-4945 Investor Relations: Mark Kane — (813) 228-1772 Internet: http://www.tecoenergy.com

SEPTEMBER 2013

Figures appearing in these statements are presented as general information and not in connection with any sale or offer to sell or solicitation of an offer to buy any securities, nor are they intended as a representation by the company of the value of its securities. All figures reported are subject to adjustments as the annual audit by independent accountants may determine to be necessary and to the explanatory notes affecting income and balance sheet accounts contained in the company’s Annual Report on Form 10-K. Reference should also be made to information contained in that and other reports filed by TECO Energy, Inc. and Tampa Electric Company with the Securities and Exchange Commission.

TECO ENERGY, Inc.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,		Twelve Months Ended Sep. 30,
(millions except share data)	2013	2012	2013	2012	2013	2012

Revenues
Regulated electric and gas	$639.6	$670.1	$1,782.7	$1,826.8	$2,333.3	$2,367.5
Unregulated	126.3	188.5	380.2	481.4	518.0	660.7

Total revenues	765.9	858.6	2,162.9	2,308.2	2,851.3	3,028.2

Expenses
Regulated operations & maintenance
Fuel	202.8	209.1	517.3	534.5	677.6	700.5
Purchased power	15.7	25.8	50.8	85.2	70.9	107.9
Cost of natural gas sold	26.7	40.5	116.9	118.5	154.2	151.2
Other	127.0	115.4	377.4	342.2	497.6	447.7
Operation & maintenance other expense
Mining related costs	108.3	141.5	314.0	358.7	416.4	495.6
Other	3.6	1.5	8.3	4.4	11.6	6.7
Depreciation and amortization	85.4	83.4	251.3	246.9	335.0	326.3
Taxes, other than income	55.9	58.3	162.8	170.8	214.4	224.4

Total expenses	625.4	675.5	1,798.8	1,861.2	2,377.7	2,460.3

Income from operations	140.5	183.1	364.1	447.0	473.6	567.9

Other income (expense)
Allowance for other funds used during construction	1.8	0.7	4.3	1.6	5.3	1.8
Other income	(0.3)	2.7	2.9	5.8	6.6	8.1
Loss on debt extinguishment	0.0	0.0	0.0	0.0	(1.3)	0.0

Total other income	1.5	3.4	7.2	7.4	10.6	9.9

Interest charges
Interest expense	42.6	45.0	129.1	141.7	172.3	190.5
Allowance for borrowed funds used during construction	(1.1)	(0.4)	(2.5)	(0.9)	(3.0)	(1.1)

Total interest charges	41.5	44.6	126.6	140.8	169.3	189.4

Income before provision for income taxes	100.5	141.9	244.7	313.6	314.9	388.4
Provision for income taxes	37.6	51.7	89.0	113.2	113.6	140.7

Income from continuing operations	62.9	90.2	155.7	200.4	201.3	247.7
Discontinued operations
Income (loss) from discontinued operations	(0.2)	(27.4)	0.0	(7.9)	(2.7)	0.7
Provision for income taxes	(0.1)	18.7	0.0	24.6	(2.2)	27.3

Total discontinued operations, net	(0.1)	(46.1)	0.0	(32.5)	(0.5)	(26.6)
Less: Income from discontinued operations attributable to noncontrolling interest	0.0	0.1	0.0	0.3	0.0	0.3

Income (loss) from discontinued operations attributable to TECO Energy, net	(0.1)	(46.2)	0.0	(32.8)	(0.5)	(26.9)

Net income attributable to TECO Energy	$62.8	$44.0	$155.7	$167.6	$200.8	$220.8

Average common shares outstanding — basic (millions)	215.2	214.5	214.9	214.2	214.8	214.1
Average common shares outstanding — diluted (millions)	215.6	215.4	215.4	215.3	215.3	215.3

Earnings per average common share outstanding:
Earnings per share from continuing operations — basic	$0.29	$0.42	$0.72	$0.93	$0.93	$1.15
Earnings per share from continuing operations — diluted	$0.29	$0.42	$0.72	$0.93	$0.93	$1.15

Earnings per share from discontinued operations — basic	$0.00	($0.22)	$0.00	($0.15)	$0.00	($0.12)
Earnings per share from discontinued operations — diluted	$0.00	($0.22)	$0.00	($0.15)	$0.00	($0.12)

Earnings per share attributable to TECO Energy — basic	$0.29	$0.20	$0.72	$0.78	$0.93	$1.03
Earnings per share attributable to TECO Energy — diluted	$0.29	$0.20	$0.72	$0.78	$0.93	$1.03

TECO ENERGY, Inc.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

(millions)	Sep. 30, 2013	Dec. 31, 2012

Assets
Current assets
Cash and cash equivalents	$152.8	$200.5
Receivables	347.1	282.7
Inventories at average cost
Fuel	119.6	123.6
Materials and supplies	83.0	82.1
Derivative assets	0.2	0.0
Income tax receivables	0.8	0.4
Deferred income taxes	28.5	63.3
Prepayments and other current assets	38.1	33.9
Regulatory assets	40.9	70.3

Total current assets	811.0	856.8

Property, plant and equipment
Utility plant in service
Electric	6,862.5	6,655.8
Gas	1,284.3	1,228.3
Construction work in progress	356.6	336.1
Other property	447.3	443.8

Property plant and equipment at original cost	8,950.7	8,664.0
Accumulated depreciation	(2,869.8)	(2,695.5)

Total property, plant and equipment, net	6,080.9	5,968.5

Other assets
Regulatory assets	370.5	382.6
Derivative assets	0.0	0.2
Deferred charges and other assets	131.7	126.8

Total other assets	502.2	509.6

Total assets	$7,394.1	$7,334.9

Liabilities and capital
Current liabilities
Long-term debt due within one year
Recourse	$83.3	$0.0
Accounts payable	$241.3	$232.8
Other current liabilities	17.4	19.9
Customer deposits	164.5	162.9
Derivative liabilities	5.2	14.6
Interest accrued	55.4	33.2
Taxes accrued	79.3	32.1
Regulatory liabilities	81.3	105.6

Total current liabilities	727.7	601.1

Other liabilities
Deferred income taxes	338.0	277.9
Investment tax credits	9.4	9.7
Regulatory liabilities	632.7	631.4
Derivative liabilities	1.5	0.6
Deferred credits and other liabilities	523.1	549.7
Long-term debt, less amount due within one year
Recourse	2,837.8	2,972.7

Total other liabilities	4,342.5	4,442.0

Total liabilities	5,070.2	5,043.1
Capital
Common equity	217.3	216.6
Additional paid in capital	1,578.8	1,564.5
Retained earnings	554.1	541.7
Accumulated other comprehensive (loss)	(26.3)	(31.0)

Total capital	2,323.9	2,291.8

Total liabilities and capital	$7,394.1	$7,334.9

Book Value Per Share	$10.69	$10.58

TECO ENERGY, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

	Three Months Ended		Nine Months Ended		Twelve Months Ended
	Sep. 30,		Sep. 30,		Sep. 30,
(millions)	2013	2012	2013	2012	2013	2012

Cash flows from operating activities
Net income attributable to TECO Energy	$62.8	$44.0	$155.7	$167.6	$200.8	$220.8

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	85.4	86.0	251.3	253.2	335.7	334.4
Deferred income taxes	37.0	51.8	89.1	115.2	110.8	143.7
Investment tax credits	(0.1)	(0.2)	(0.3)	(0.3)	(0.3)	(0.4)
Allowance for other funds used during construction	(1.8)	(0.7)	(4.3)	(1.6)	(5.3)	(1.8)
Non-cash stock compensation	3.3	3.2	10.2	8.5	13.7	11.0
Loss (gain) on sales of business / assets, pretax	(0.1)	14.6	(0.3)	14.5	3.7	14.5
Deferred recovery clause	2.1	9.2	(3.8)	(3.7)	(0.3)	(16.3)
Asset impairment, pretax	0.0	17.4	0.0	17.4	(9.0)	17.4
Receivables, less allowance for uncollectibles	(25.9)	(44.5)	(64.4)	(47.3)	20.6	(32.2)
Inventories	22.8	38.7	3.1	7.9	(7.3)	(8.3)
Prepayments and other current assets	0.1	8.5	(4.2)	(3.1)	(3.0)	(1.5)
Taxes accrued	15.9	27.4	44.0	58.7	(2.6)	17.8
Interest accrued	20.2	20.1	22.2	23.6	(7.3)	0.7
Accounts payable	(2.4)	48.9	10.6	22.0	(12.5)	6.3
Other	(1.0)	(22.2)	(2.8)	(25.0)	17.5	(16.0)

	218.3	302.2	506.1	607.6	655.2	690.1

Cash flows from investing activities
Capital expenditures	(121.3)	(114.3)	(370.9)	(355.2)	(520.8)	(511.0)
Allowance for other funds used during construction	1.8	0.7	4.3	1.6	5.3	1.8
Net proceeds from sale of business / assets	0.1	7.4	0.4	7.4	187.4	7.5
Restricted cash	0.0	0.0	0.0	0.0	8.9	0.0

	(119.4)	(106.2)	(366.2)	(346.2)	(319.2)	(501.7)

Cash flows from financing activities
Dividends	(47.8)	(47.7)	(143.4)	(142.8)	(191.0)	(189.2)
Proceeds from sale of common stock	0.0	0.0	7.4	3.2	8.1	3.6
Proceeds from long-term debt	0.0	248.0	0.0	538.3	(0.3)	538.3
Repayment of long-term debt / Purchase in lieu of redemption	(51.6)	(259.1)	(51.6)	(469.2)	(232.7)	(472.0)
Dividend to noncontrolling interest	0.0	0.0	0.0	(0.3)	0.0	(0.3)
Net decrease in short-term debt	0.0	(20.0)	0.0	0.0	0.0	0.0
Restricted cash	0.0	0.0	0.0	0.0	(1.9)	0.0

	(99.4)	(78.8)	(187.6)	(70.8)	(417.8)	(119.6)

Net increase (decrease) in cash and cash equivalents	(0.5)	117.2	(47.7)	190.6	(81.8)	68.8
Cash and cash equivalents at beginning of period	153.3	117.4	200.5	44.0	234.6	165.8

Cash and cash equivalents at end of period	$152.8	$234.6	$152.8	$234.6	$152.8	$234.6

TECO ENERGY, Inc.

SEGMENT INFORMATION (Unaudited)

(millions)		Tampa Electric	Peoples Gas	TECO Coal	TECO Guatemala	Other & Eliminations	TECO Energy
Three months ended Sep. 30,
2013	Revenues — outsiders	$556.2	$83.1	$123.7	$—	$2.9	$765.9
	Sales to affiliates	0.2	0.3	—	—	(0.5)	—
	Total revenues	556.4	83.4	123.7	—	2.4	765.9
	Depreciation and amortization	62.2	13.4	9.3	—	0.5	85.4
	Total interest charges (2)	22.8	3.4	1.6	—	13.7	41.5
	Allocated interest expense (2)	—	—	1.5	—	(1.5)	—
	Provision (Benefit) for income taxes	42.7	3.4	(1.2)	—	(7.3)	37.6
	Income from continuing operations	68.7	5.4	(1.4)	—	(9.8)	62.9
	Discontinued operations attributable to TECO Energy, net of tax (3)	—	—	—	—	(0.1)	(0.1)
	Net income (loss) attributable to TECO Energy (1)	$68.7	$5.4	$(1.4)	$—	$(9.9)	$62.8

2012	Revenues — outsiders	$574.9	$95.2	$186.0	$—	$2.5	$858.6
	Sales to affiliates	0.3	—	—	—	(0.3)	—

	Total revenues	575.2	95.2	186.0	—	2.2	858.6
	Depreciation and amortization	60.2	12.7	10.2	—	0.3	83.4
	Total interest charges (2)	26.7	3.7	1.9	—	12.3	44.6
	Allocated interest expense (2)	—	—	1.7	—	(1.7)	—
	Provision (Benefit) for income taxes	45.7	4.4	6.0	—	(4.4)	51.7
	Income from continuing operations	73.5	7.0	17.4	—	(7.7)	90.2
	Discontinued operations attributable to TECO Energy, net of tax (3)	—	—	—	(42.6)	(3.6)	(46.2)
	Net income (loss) attributable to TECO Energy (1)	$73.5	$7.0	$17.4	$(42.6)	$(11.3)	$44.0

Nine months ended Sep. 30,
2013	Revenues — outsiders	$1,476.6	$306.3	$370.0	$—	$10.0	$2,162.9
	Sales to affiliates	0.7	0.8	—	—	(1.5)	—

	Total revenues	1,477.3	307.1	370.0	—	8.5	2,162.9
	Depreciation and amortization	182.0	39.6	28.5	—	1.2	251.3
	Total interest charges (2)	69.5	10.1	5.0	—	42.0	126.6
	Allocated interest expense (2)	—	—	4.8	—	(4.8)	—
	Provision (Benefit) for income taxes	94.0	17.1	(2.2)	—	(19.9)	89.0
	Income from continuing operations	151.1	27.1	2.3	—	(24.8)	155.7
	Discontinued operations attributable to TECO Energy, net of tax (3)	—	—	—	—	—	—
	Net income (loss) attributable to TECO Energy (1)	$151.1	$27.1	$2.3	$—	$(24.8)	$155.7

2012	Revenues — outsiders	$1,527.8	$298.9	$474.1	$—	$7.4	$2,308.2
	Sales to affiliates	0.8	1.3	—	—	(2.1)	—

	Total revenues	1,528.6	300.2	474.1	—	5.3	2,308.2
	Depreciation and amortization	177.2	37.7	31.0	—	1.0	246.9
	Total interest charges (2)	86.2	12.6	5.5	—	36.5	140.8
	Allocated interest expense (2)	—	—	5.2	—	(5.2)	—
	Provision (Benefit) for income taxes	96.5	17.0	13.2	—	(13.5)	113.2
	Income from continuing operations	156.9	27.0	39.4	—	(22.9)	200.4
	Discontinued operations attributable to TECO Energy, net of tax (3)	—	—	—	(28.6)	(4.2)	(32.8)
	Net income (loss) attributable to TECO Energy (1)	$156.9	$27.0	$39.4	$(28.6)	$(27.1)	$167.6

Twelve months ended Sep. 30,
2013	Revenues — outsiders	$1,929.5	$404.0	$504.8	$—	$13.0	$2,851.3
	Sales to affiliates	0.5	1.8	—	—	(2.3)	—

	Total revenues	1,930.0	405.8	504.8	—	10.7	2,851.3
	Depreciation and amortization	242.4	52.5	38.5	—	1.6	335.0
	Total interest charges (2)	93.1	13.5	6.6	—	56.1	169.3
	Allocated interest expense (2)	—	—	6.4	—	(6.4)	—
	Provision (Benefit) for income taxes	117.7	21.6	0.3	—	(26.0)	113.6
	Income from continuing operations	187.3	34.2	13.1	—	(33.3)	201.3
	Discontinued operations attributable to TECO Energy, net of tax (3)	—	—	—	(0.7)	0.2	(0.5)
	Net income (loss) attributable to TECO Energy (1)	$187.3	$34.2	$13.1	$(0.7)	$(33.1)	$200.8

2012	Revenues — outsiders	$1,976.5	$390.9	$651.5	$—	$9.3	$3,028.2
	Sales to affiliates	1.0	1.4	—	—	(2.4)	—

	Total revenues	1,977.5	392.3	651.5	—	6.9	3,028.2
	Depreciation and amortization	233.0	50.1	41.8	—	1.4	326.3
	Total interest charges (2)	116.4	17.0	7.2	—	48.8	189.4
	Allocated interest expense (2)	—	—	6.9	—	(6.9)	—
	Provision (Benefit) for income taxes	116.8	21.5	17.9	—	(15.5)	140.7
	Income from continuing operations	194.7	34.2	52.7	—	(33.9)	247.7
	Discontinued operations attributable to TECO Energy, net of tax (3)	—	—	—	(22.6)	(4.3)	(26.9)
	Net income (loss) attributable to TECO Energy (1)	$194.7	$34.2	$52.7	$(22.6)	$(38.2)	$220.8

(1)	Results are based on GAAP net income. For a complete reconciliation between GAAP and non-GAAP items, see Results Reconciliation in Earnings Release.
(2)	Segment net income is reported on a basis that includes internally allocated financing costs. Internally allocated costs were at pretax rates of 6.00% for January 2012 through September 2013 and 6.25% for October 2011 through December 2011.
(3)	All periods have been adjusted to reflect the reclassification of results from continuing operations to discontinued operations for TECO Guatemala and certain charges at Parent that directly relate to TECO Guatemala.

TAMPA ELECTRIC COMPANY

ELECTRIC OPERATING STATISTICS (Unaudited)

	Operating Revenues*			Sales — Kilowatt-hours*
Three Months Ended Sep. 30,	2013	2012	Percent Change	2013	2012	Percent Change

Residential	$293,473	$301,605	(2.7)	2,674,445	2,641,862	1.2
Commercial	160,629	170,355	(5.7)	1,714,066	1,748,180	(2.0)
Industrial — Phosphate	16,968	19,239	(11.8)	210,022	232,497	(9.7)
Industrial — Other	26,195	26,429	(0.9)	297,204	285,076	4.3
Other sales of electricity	46,149	49,290	(6.4)	484,735	496,041	(2.3)

	543,414	566,918	(4.1)	5,380,472	5,403,656	(0.4)

Deferred and other revenues	(4,140)	(13,341)	69.0	—	—	—
Provision for Revenue Stipulation	—	—	—	—	—	—
Sales for resale	1,569	6,239	(74.9)	40,959	99,177	(58.7)
Other operating revenue	15,516	15,372	0.9	—	—	—
SO2 Allowance Sales	—	—	—	—	—	—
NOx Allowance Sales	—	—	—	—	—	—

	$556,359	$575,188	(3.3)	5,421,431	5,502,833	(1.5)

Average customers	696,141	685,481	1.6	—	—	—

Retail Net Energy For Load				5,591,594	5,646,699	(1.0)

Total Degree Days				1,630	1,638	(0.5)

	Operating Revenues*			Sales — Kilowatt-hours*
Nine Months Ended Sep. 30,	2013	2012	Percent Change	2013	2012	Percent Change

Residential	$709,300	$747,557	(5.1)	6,461,591	6,546,487	(1.3)
Commercial	434,789	467,055	(6.9)	4,568,352	4,730,031	(3.4)
Industrial — Phosphate	53,666	56,422	(4.9)	667,125	680,968	(2.0)
Industrial — Other	74,984	76,815	(2.4)	847,594	828,215	2.3
Other sales of electricity	131,878	137,968	(4.4)	1,365,520	1,370,473	(0.4)

	1,404,617	1,485,817	(5.5)	13,910,182	14,156,174	(1.7)

Deferred and other revenues	19,048	(12,855)	248.2	—	—	—
Provision for Revenue Stipulation	—	—	—	—	—	—
Sales for resale	6,454	12,896	(50.0)	170,278	216,684	(21.4)
Other operating revenue	47,143	42,719	10.4	—	—	—
SO2 Allowance Sales	—	1	(100.0)	—	—	—
NOx Allowance Sales	—	—	—	—	—	—

	$1,477,262	$1,528,578	(3.4)	14,080,460	14,372,858	(2.0)

Average customers	693,370	683,437	1.5	—	—	—

Retail Net Energy For Load				14,708,543	14,946,395	(1.6)

Total Degree Days				3,383	3,532	(4.2)

	Operating Revenues*			Sales — Kilowatt-hours*
Twelve Months Ended Sep. 30,	2013	2012	Percent Change	2013	2012	Percent Change

Residential	$920,698	$953,933	(3.5)	8,310,270	8,350,559	(0.5)
Commercial	580,016	613,716	(5.5)	6,023,333	6,198,005	(2.8)
Industrial — Phosphate	72,929	71,931	1.4	899,228	863,690	4.1
Industrial — Other	99,378	101,425	(2.0)	1,107,747	1,092,178	1.4
Other sales of electricity	177,964	183,723	(3.1)	1,822,010	1,819,613	0.1

	1,850,985	1,924,728	(3.8)	18,162,588	18,324,045	(0.9)

Deferred and other revenues	5,262	(21,226)	124.8	—	—	—
Provision for Revenue Stipulation	—	—	—	—	—	—
Sales for resale	9,769	16,227	(39.8)	220,655	289,699	(23.8)
Other operating revenue	64,049	57,813	10.8	—	—	—
SO2 Allowance Sales	—	1	(100.0)	—	—	—
NOx Allowance Sales	—	—	—	—	—	—

	$1,930,065	$1,977,543	(2.4)	18,383,243	18,613,744	(1.2)

Average customers	691,686	681,930	1.4	—	—	—

Retail Net Energy For Load				19,016,774	19,107,458	(0.5)

Total Degree Days				4,041	4,161	(2.9)

*	in thousands

PEOPLES GAS SYSTEM

GAS OPERATING STATISTICS (Unaudited)

	Operating Revenues*			Therms*
Three Months Ended Sep. 30,	2013	2012	Percent Change	2013	2012	Percent Change

By Customer Segment:
Residential	$24,977	$24,532	1.8	11,027	10,943	0.8
Commercial	29,070	29,890	(2.7)	98,217	94,826	3.6
Industrial	3,270	2,367	38.1	63,329	55,530	14.0
Off System Sales	12,546	26,005	(51.8)	32,332	72,976	(55.7)
Power generation	2,335	2,935	(20.4)	189,231	247,139	(23.4)
Other revenues	9,026	7,511	20.2	—	—	—

	$81,224	$93,240	(12.9)	394,136	481,414	(18.1)

By Sales Type:
System supply	$46,049	$60,993	(24.5)	50,644	93,163	(45.6)
Transportation	26,150	24,736	5.7	343,492	388,251	(11.5)
Other revenues	9,025	7,511	20.2	—	—	—

	$81,224	$93,240	(12.9)	394,136	481,414	(18.1)

Average customers	347,339	342,721	1.3	—	—	—

	Operating Revenues*			Therms*
Nine Months Ended Sep. 30,	2013	2012	Percent Change	2013	2012	Percent Change

By Customer Segment:
Residential	$96,877	$93,424	3.7	56,851	51,977	9.4
Commercial	101,275	100,609	0.7	330,327	313,664	5.3
Industrial	9,905	6,969	42.1	203,049	168,851	20.3
Off System Sales	51,244	58,124	(11.8)	129,458	183,243	(29.4)
Power generation	7,931	9,643	(17.8)	574,583	730,555	(21.3)
Other revenues	32,194	25,574	25.9	—	—	—

	$299,426	$294,343	1.7	1,294,268	1,448,290	(10.6)

By Sales Type:
System supply	$180,480	$187,916	(4.0)	211,049	265,059	(20.4)
Transportation	86,752	80,853	7.3	1,083,219	1,183,231	(8.5)
Other revenues	32,194	25,574	25.9	—	—	—

	$299,426	$294,343	1.7	1,294,268	1,448,290	(10.6)

Average customers	347,179	342,622	1.3	—	—	—

	Operating Revenues*			Therms*
Twelve Months Ended Sep. 30,	2013	2012	Percent Change	2013	2012	Percent Change

By Customer Segment:
Residential	$128,808	$124,822	3.2	75,686	69,793	8.4
Commercial	134,811	132,918	1.4	438,115	417,673	4.9
Industrial	13,267	9,278	43.0	271,536	222,720	21.9
Off System Sales	66,795	70,374	(5.1)	170,178	215,843	(21.2)
Power generation	10,682	12,087	(11.6)	757,489	871,915	(13.1)
Other revenues	41,488	34,926	18.8	—	—	—

	$395,851	$384,405	3.0	1,713,004	1,797,944	(4.7)

By Sales Type:
System supply	$239,924	$242,789	(1.2)	280,258	325,601	(13.9)
Transportation	114,439	106,690	7.3	1,432,746	1,472,343	(2.7)
Other revenues	41,488	34,926	18.8	—	—	—

	$395,851	$384,405	3.0	1,713,004	1,797,944	(4.7)

Average customers	346,325	341,733	1.3	—	—	—

*	in thousands